UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2022

Quantum FinTech Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40009	85-3286402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4221 W. Boy Scout Blvd., Suite 300 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

(813) 257-9366
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	QFTA.U	The New York Stock Exchange
Common Stock, par value $0.0001 per share	QFTA	The New York Stock Exchange
Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50	QFTA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2022, the New York Stock Exchange (the “NYSE”) notified Quantum FinTech Acquisition Corporation, a Delaware corporation (the “Company”), and publicly announced, that the NYSE determined to commence proceedings to delist the Company’s warrants, each whole warrant exercisable to purchase one-half of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $11.50 per share, and listed to trade on NYSE under the symbol “QFTA WS” (the “Warrants”), from the NYSE and that trading in the Warrants would be suspended immediately, due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual. The Company does not intend to appeal the NYSE’s determination.

Trading in the Company’s Common Stock and units will continue on the NYSE. The Warrants may be traded on the Over-the-Counter Markets through the pink sheets, or any other available market once trading in the Warrants has been suspended by the NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum FinTech Acquisition Corp.

By:	/s/ John Schaible
	Name:	John Schaible
	Title:	Chief Executive Officer

Date: October 31, 2022

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